                                              Registration No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                              --------------------

                                LIGHTBRIDGE, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

DELAWARE                                                            04-3065140
(STATE OR OTHER JURISDICTION OF                               (I.R.S. EMPLOYER
INCORPORATION OR ORGANIZATION)                             IDENTIFICATION NO.)

67 SOUTH BEDFORD STREET                                                   01803
BURLINGTON, MA                                                       (ZIP CODE)
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)

             CORSAIR COMMUNICATIONS, INC. 1997 STOCK INCENTIVE PLAN
                                       and
             SUBSCRIBER COMPUTING, INC. 1997 INCENTIVE STOCK OPTION,
          NONQUALIFIED STOCK OPTION AND RESTRICTED STOCK PURCHASE PLAN
                            (FULL TITLE OF THE PLANS)
                              --------------------

                                PAMELA D.A. REEVE
                      President and Chief Executive Officer
                                LIGHTBRIDGE, INC.
                             67 South Bedford Street
                         Burlington, Massachusetts 01803
                     (NAME AND ADDRESS OF AGENT FOR SERVICE)

                                 (781) 359-4000
          (TELEPHONE NUMBER, INCLUDING AREA CODE, OF AGENT FOR SERVICE)
                              --------------------

                                 WITH COPIES TO:
                         John D. Patterson, Jr., Esquire
                           Alexander H. Pyle, Esquire
                             Foley, Hoag & Eliot LLP
                             One Post Office Square
                           Boston, Massachusetts 02109
                                 (617) 832-1000
                              --------------------

                         CALCULATION OF REGISTRATION FEE

====================================== =============== ======================= ===================== ===============
                                           AMOUNT         PROPOSED MAXIMUM       PROPOSED MAXIMUM      AMOUNT OF
                                           TO BE         OFFERING PRICE PER     AGGREGATE OFFERING    REGISTRATION
TITLE OF SECURITIES TO BE REGISTERED     REGISTERED            SHARE                  PRICE               FEE
-------------------------------------- --------------- ----------------------- --------------------- ---------------
Common Stock, $0.01 par value           1,587,094(1)          $9.09(2)            $14,426,684(2)       $3,606.67
====================================== =============== ======================= ===================== ===============

(1) Represents shares issuable pursuant to stock options outstanding on February 7, 2001 under the Corsair Communications, Inc. 1997 Stock Incentive Plan and the Subscriber Computing, Inc. 1997 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan.

(2) The offering price has been calculated pursuant to Rule 457(h) based on the exercise prices of the stock options referenced in Note 1.

================================================================================

         On February 7, 2001, Lightbridge, Inc. ("Lightbridge") acquired all of the outstanding capital stock of Corsair Communications, Inc. ("Corsair") in exchange for capital stock of Lightbridge as the result of a merger between Corsair and a wholly owned subsidiary of Lightbridge. In connection with the merger, all of the options previously granted under Corsair's 1997 Stock Incentive Plan and the Subscriber Computing, Inc. 1997 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan, which prior to the merger were (when vested) exercisable to purchase Corsair common stock, were assumed by Lightbridge and are now (when vested) exercisable to purchase Lightbridge common stock. This Registration Statement is being filed with respect to the shares of Lightbridge common stock so purchasable under options outstanding under Corsair's 1997 Stock Incentive Plan and the Subscriber Computing, Inc. 1997 Incentive Stock Option, Nonqualified Stock Option and Restricted Stock Purchase Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         Lightbridge hereby incorporates by reference the following documents previously filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934 (the "Exchange Act"):

         (1) the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1999;

         (2) the Company's definitive Proxy Statement dated April 10, 2000 used in connection with its Special Meeting in Lieu of Annual Meeting of Stockholders held on May 25, 2000;

         (3) the Company's Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2000, June 30, 2000 and September 30, 2000;

         (4) the description of the Company's Common Stock contained in the Registration Statement on Form 8-A filed by the Company with the Commission on September 6, 1996 under Section 12 of the Exchange Act, including any amendment or description filed for the purpose of updating such description; and

         (5) all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which de-registers all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents.

         Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified and superseded for purposes of this Registration Statement to the extent that a statement contained herein or in a document incorporated or deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         As of March 2, 2001, affiliates of Foley, Hoag & Eliot LLP beneficially owned a total of approximately 8,147 shares of Lightbridge common stock.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Section 145 of the Delaware Law affords a Delaware corporation the power to indemnify its present and former directors and officers under certain conditions. Article SEVENTH of the Lightbridge Charter provides that Lightbridge shall indemnify each person who at any time is, or shall have been, a director or officer of Lightbridge, and is threatened to be or is made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is, or was, a director or officer of Lightbridge, or served at the request of Lightbridge as a director, officer, employee, trustee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement incurred in connection with any such action, suit or proceeding to the maximum extent permitted by the Delaware Law.

         Section 102(b)(7) of the Delaware Law gives a Delaware corporation the power to adopt a charter provision eliminating or limiting the personal liability of directors to the corporation or its stockholders for breach of fiduciary duty as directors, provided that such provision may not eliminate or limit the liability of directors for (i) any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) any acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) any payment of a dividend or approval of a stock purchase that is illegal under Section 174 of the Delaware Corporation Law or (iv) any transaction from which the director derived an improper personal benefit. Article NINTH of the Lightbridge Charter provides that to the maximum extent permitted by the General Corporation Law of the State of Delaware, no director of Lightbridge shall be personally liable to Lightbridge or to any of its stockholders for monetary damages arising out of such director's breach of fiduciary duty as a director of Lightbridge. No amendment to or repeal of the provisions of Article NINTH shall apply to or have any effect on the liability or the alleged liability of any director of the Corporation with respect to any act or failure to act of such director occurring prior to such amendment or repeal. A principal effect of such Article NINTH is to limit or eliminate the potential liability of Lightbridge's directors for monetary damages arising from breaches of their duty of care, unless the breach involves one of the four exceptions described in (i) through (iv) above. Article NINTH does not prevent stockholders from obtaining injunctive or other equitable relief against directors, nor does it shield directors from liability under federal or state securities laws.

         Section 145 of the Delaware Law also affords a Delaware corporation the power to obtain insurance on behalf of its directors and officers against liabilities incurred by them in those capacities. Lightbridge has procured a directors' and officers' liability and company reimbursement liability insurance policy that (a) insures directors and officers of Lightbridge against losses (above a deductible amount) arising from certain claims made against them by reason of certain acts done or attempted by such directors or officers and (b) insures Lightbridge against losses (above a deductible amount) arising from any such claims, but only if Lightbridge is required or permitted to indemnify such directors or officers for such losses under statutory or common law or under provisions of the Lightbridge Charter or the Lightbridge By-Laws.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.


 Exhibit No.      Description
---------------   ------------------------------------------------------------------------------------------

       4.1(1)     Amended and Restated Certificate of Incorporation of the Company.
       4.2(1)     Amended and Restated By-Laws of the Company
       4.3(2)     Amendment to Amended and Restated By-Laws of the Company, adopted October 29, 1998.
       4.4(1)     Specimen Certificate for Common Stock of the Company.
       4.5(3)     Rights Agreement dated as of November 14, 1997, between Lightbridge, Inc. and American Stock
                  Transfer and Trust Company, as Rights Agent.
       4.6(3)     Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of
                  Lightbridge, Inc.
       4.7(3)     Form of Right Certificate.
       5.1        Opinion of Foley, Hoag & Eliot LLP
      23.1        Consent of Deloitte & Touche LLP
      23.2        Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)
      24.1        Power of Attorney (contained on the signature page)
      99.1        Corsair Communications, Inc. 1997 Stock Incentive Plan
      99.2        Subscriber Computing, Inc. 1997 Incentive Stock Option, Nonqualified Stock Option and
                  Restricted Stock Purchase Plan

---------------


(1) Incorporated by reference from the Company's Registration Statement on Form S-1, as amended (File No. 333-6589).

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

(3) Incorporated by reference from the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 21, 1997.


ITEM 9.  UNDERTAKINGS.

         (a) Lightbridge hereby undertakes to respond to requests for information that is incorporated by reference into the proxy statement/prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

         (b) Lightbridge hereby undertakes to supply by means of a post effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

         (c) Lightbridge hereby undertakes:

              (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                   (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

                   (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in a form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                   (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

              (2) that, for purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) to remove from registration by means of a post-effective amendment any of the securities which remain unsold at the termination of the offering.

         (d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of Lightbridge pursuant to the foregoing provisions, or otherwise, Lightbridge has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by Lightbridge of expenses incurred or paid by a director, officer or controlling person of Lightbridge in the successful defense of any action, suit, or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Lightbridge will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

         The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Burlington, Massachusetts, on this 9th day of March, 2001.

                                LIGHTBRIDGE, INC.


                                By:  /s/ PAMELA D.A. REEVE
                                    ---------------------------------
                                     Pamela D.A. Reeve
                                     Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Pamela D.A. Reeve as the undersigned's true and lawful attorney-in-fact and agent with full power of substitution, for the undersigned and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing which she may deem necessary or advisable to be done in connection with this Registration Statement, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or any substitute or substitutes for her, any or all of them, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date indicated.



SIGNATURE                                                        TITLE                               DATE
---------                                                        -----                               ----

/s/ PAMELA D.A. REEVE                      Chief Executive Officer and Director (Principal       March 9, 2001
--------------------------------------     Executive Officer)
Pamela D.A. Reeve

                                           Chief Financial Officer and Vice President,           March 9, 2001
/s/ HARLAN PLUMLEY                         Finance and Administration (Principal Financial
--------------------------------------     and Accounting Officer )
Harlan Plumley


/s/ THOMAS C. MEYER                        President and Director                                March 9, 2001
--------------------------------------
Thomas C. Meyer


 /s/ TORRENCE C. HARDER                    Director                                              March 9, 2001
--------------------------------------
Torrence C. Harder


/s/ RACHELLE B. CHONG                      Director                                              March 9, 2001
--------------------------------------
Rachelle B. Chong


/s/ ANDREW G. MILLS                        Director                                              March 9, 2001
--------------------------------------
Andrew G. Mills


                                  EXHIBIT INDEX


 Exhibit No.      Description
---------------   ------------------------------------------------------------------------------------------------

       4.1(1)     Amended and Restated Certificate of Incorporation of the Company.
       4.2(1)     Amended and Restated By-Laws of the Company
       4.3(2)     Amendment to Amended and Restated By-Laws of the Company, adopted October 29, 1998.
       4.4(1)     Specimen Certificate for Common Stock of the Company.
       4.5(3)     Rights Agreement dated as of November 14, 1997, between Lightbridge, Inc. and American Stock
                  Transfer and Trust Company, as Rights Agent.
       4.6(3)     Form of Certificate of Designation of Series A Participating Cumulative Preferred Stock of
                  Lightbridge, Inc.
       4.7(3)     Form of Right Certificate.
       5.1        Opinion of Foley, Hoag & Eliot LLP
      23.1        Consent of Deloitte & Touche LLP
      23.2        Consent of Foley, Hoag & Eliot LLP (included in Exhibit 5.1)
      24.1        Power of Attorney (contained on the signature page)
      99.1        Corsair Communications, Inc. 1997 Stock Incentive Plan
      99.2        Subscriber Computing, Inc. 1997 Incentive Stock Option, Nonqualified Stock Option and
                  Restricted Stock Purchase Plan

---------------


(1) Incorporated by reference from the Company's Registration Statement on Form S-1, as amended (File No. 333-6589).

(2) Incorporated by reference from the Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1998.

(3) Incorporated by reference from the Company's Registration Statement on Form 8-A, as filed with the Securities and Exchange Commission on November 21, 1997.